As filed with the Securities and Exchange Commission on September 30, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PEOPLE’S UNITED FINANCIAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-8447891
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

850 Main Street

Bridgeport, Connecticut 06604

(203) 338-7171

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Kristy Berner, Esq.

Executive Vice President, General Counsel and Corporate Secretary

People’s United Financial, Inc.

850 Main Street

Bridgeport, Connecticut 06604

(203) 338-7171

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Lee Meyerson, Esq.

Xiaohui (Hui) Lin, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

(212) 455-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Senior debt securities
Subordinated debt securities
Preferred stock, par value $0.01 per share
Depositary shares(3)
Common stock, par value $0.01 per share
Warrants
Stock purchase contracts
Units(4)
Total	$500,000,000	(5)	$500,000,000	$60,600(6)

(1)

Omitted pursuant to General Instruction II.E. of Form S-3. The securities of each class may be offered and sold by the Registrant and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. The maximum aggregate offering price of all securities issued by the Registrant pursuant to this registration statement shall not have a maximum aggregate offering price that exceeds $500,000,000 in U.S. dollars or the equivalent thereof in any other currency. The proposed maximum aggregate offering price reflected in the table has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

This registration statement also covers an indeterminate amount of each identified class of securities as may be issued upon exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(3)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.
(4)

Any securities registered hereunder may be sold as units with other securities registered hereunder. Each unit will be issued under a unit agreement and will represent an interest in two or more securities in any combination, which may or may not be separable from one another.

(5)	Omitted pursuant to Rule 457(o) under the Securities Act.
(6)	Calculated pursuant to Rule 457(o) under the Securities Act.

PROSPECTUS

PEOPLE’S UNITED FINANCIAL, INC.

Senior Debt Securities

Subordinated Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Warrants

Stock Purchase Contracts

Units

The securities listed above may be offered by us and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. Our common stock is listed on the NASDAQ Global Select Market and trades under the ticker symbol “PBCT.” If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, as designated from time to time, or directly to purchasers, on a continuous or delayed basis.

This prospectus may not be used to offer and sell securities unless accompanied by the applicable prospectus supplement. You should carefully read this prospectus and any applicable prospectus supplement and free writing prospectus, together with any documents we incorporate by reference, before you invest in our securities.

These securities will be our equity securities or unsecured obligations, and are not savings accounts, deposits or other obligations of any bank or savings association and will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Investing in our securities involves risks. You should carefully consider the risk factors included and incorporated by reference into this prospectus and in any applicable prospectus supplement before investing in our securities. See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated September 30, 2019

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time any combination of senior debt securities, subordinated debt securities, preferred stock, depositary shares, common stock, warrants, stock purchase contracts and units in one or more offerings up to an indeterminate total dollar amount. The debt securities, preferred stock, warrants, stock purchase contracts and units may be convertible into or exercisable or exchangeable for common or preferred stock or other securities issued by us or debt or equity securities issued by one or more other entities. In addition, certain selling securityholders may, from time to time, offer and sell shares of our common stock or preferred stock, in each case, in amounts, at prices and on terms that will be determined at the time of any such offering.

We may use this prospectus in the initial sale of the securities listed above.

Each time we offer and sell securities using this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in or incorporated by reference into this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” and “Information Incorporated By Reference.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement or any free writing prospectus. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. The registration statement and the exhibits can be read at the SEC website mentioned under the heading “Where You Can Find More Information” and “Information Incorporated By Reference.”

The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and any applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Unless the context requires otherwise, references to “we,” “us,” “our” or similar terms are to People’s United Financial, Inc. and its subsidiaries.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed below under “Special Note Regarding Forward-Looking Statements,” you should carefully read and consider all of the information included and incorporated by reference into this prospectus, including the risk factors incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2018, and under the caption “Risk Factors” or any similar caption in the other documents and reports that we file with the SEC after the date of this prospectus that are incorporated or deemed to be incorporated by reference into this prospectus as well as any risks described in any applicable prospectus supplement or free writing prospectus that we provide you in connection with an offering of securities pursuant to this prospectus. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of any securities we may sell could be materially adversely affected by additional factors that apply to all companies generally, as well as other risks that are not known to us or that we currently do not consider to be material.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements made in, or incorporated by reference into, this prospectus and any applicable prospectus supplement or free writing prospectus that are not historical facts and that reflect our current view about future events and financial performance are hereby identified as “forward-looking statements.” In general, forward-looking statements usually use words such as “expect,” “anticipate,” “believe,” “should,” and similar expressions, and include all statements about our operating results or financial position for future periods. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance.

All forward-looking statements are subject to risks and uncertainties that could cause our actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to us include, but are not limited to: (1) changes in general, international, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) changes in accounting and regulatory guidance applicable to banks; (7) price levels and conditions in the public securities markets generally; (8) competition and its effect on pricing, spending, third-party relationships and revenues; (9) the successful integration of acquisitions; and (10) changes in regulation resulting from or relating to financial reform legislation.

All forward-looking statements can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Consequently, no forward-looking statement can be guaranteed. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should carefully read the factors described in the “Risk Factors” section of this prospectus, the applicable prospectus supplement and the documents incorporated by reference into this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements.

THE COMPANY

People’s United Financial, Inc. (“People’s United” or the “Company”) is a bank holding company and a financial holding company registered under the Bank Holding Company Act of 1956, as amended, and is incorporated under the state laws of Delaware. People’s United is the holding company for People’s United Bank, National Association (the “Bank”), a national banking association headquartered in Bridgeport, Connecticut.

The principal business of People’s United is to provide, through the Bank and its subsidiaries, commercial banking, retail banking and wealth management services to individual, corporate and municipal customers. Traditional banking activities are conducted primarily within New England and southeastern New York, and include extending secured and unsecured commercial and consumer loans, originating mortgage loans secured by residential and commercial properties, and accepting consumer, commercial and municipal deposits.

In addition to traditional banking activities, the Bank provides specialized financial services tailored to specific markets including: personal, institutional and employee benefit trust; cash management; and municipal banking. Through its non-banking subsidiaries, the Bank offers: brokerage, financial advisory services, investment management services and life insurance through People’s Securities, Inc. (“PSI”); equipment financing through People’s Capital and Leasing Corp. (“PCLC”), People’s United Equipment Finance Corp. (“PUEFC”) and LEAF Commercial Capital, Inc. (“LEAF”); and commercial insurance services through People’s United Insurance Agency, Inc. (“PUIA”).

This full range of financial services is delivered through a network of 414 branches located in Connecticut, southeastern New York, Massachusetts, Vermont, Maine and New Hampshire, including 85 full-service Stop & Shop supermarket branches throughout Connecticut and 62 in southeastern New York that provide customers with seven-day-a-week banking. The Bank’s distribution network includes investment and brokerage offices, commercial banking offices, online banking and investment trading, a 24-hour telephone banking service and participation in a worldwide ATM network. PCLC, PUEFC and LEAF maintain a sales presence in 16 states to support equipment financing operations throughout the United States. The Bank maintains a mortgage warehouse lending group located in Kentucky and a national credits group that has participations in commercial loans and commercial real estate loans to borrowers in various industries on a national scale.

People’s United’s operations are divided into three primary operating segments that represent its core businesses: Commercial Banking; Retail Banking; and Wealth Management. In addition, the Treasury area manages People’s United’s securities portfolio, short-term investments, brokered deposits and wholesale borrowings.

The Company’s operating segments have been aggregated into two reportable segments: Commercial Banking and Retail Banking. Commercial Banking consists principally of commercial real estate lending, commercial and industrial lending, and commercial deposit gathering activities. This segment also includes the equipment financing operations of PCLC, PUEFC and LEAF, as well as cash management, correspondent banking, municipal banking, institutional trust services, corporate trust, commercial insurance services provided through PUIA and private banking. Retail Banking includes, as its principal business lines, consumer lending (including residential mortgage and home equity lending) and consumer deposit gathering activities. This segment also includes brokerage, financial advisory services, investment management services and life insurance provided through PSI and non-institutional trust services.

Additional information about us and our subsidiaries is included in the documents incorporated by reference in this prospectus under the heading “Where You Can Find More Information” and “Information Incorporated By Reference.”

People’s United is dependent upon dividends from the Bank to provide funds for the payment of dividends to shareholders and other general corporate purposes. People’s United’s ability to pay cash dividends is governed by federal law and regulations, including requirements to maintain adequate capital above regulatory minimums and safety and soundness practices.

Our principal executive offices are located at 850 Main Street, Bridgeport, Connecticut 06604, and our telephone number at that address is 203-338-7171. Our website address is www.peoples.com. The information provided on our website (or any other website referred to in this prospectus or any applicable prospectus supplement) is not part of this prospectus or any applicable prospectus supplement and is not incorporated by reference as part of this prospectus or any applicable prospectus supplement.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we will use the net proceeds we receive from the sale of the securities offered by this prospectus and the applicable prospectus supplement for general corporate purposes. General corporate purposes may include the repayment of debt, investments in or extensions of credit to our subsidiaries, redemption of our securities or the financing of possible acquisitions or business expansion. We may invest the net proceeds temporarily or apply them to repay debt until we are ready to use them for their stated purpose. In the case of a sale of securities by any selling securityholders, we will not receive any of the proceeds from such sale.

VALIDITY OF THE SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Kristy Berner, our General Counsel, or such other legal officer as we may designate from time to time, and Simpson Thacher & Bartlett LLP, New York, New York. Ms. Berner beneficially owns shares of our common stock and options to acquire additional shares of our common stock. Certain legal matters will be passed upon for any underwriters by the counsel to such underwriters specified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of People’s United Financial, Inc. and subsidiaries as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December  31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov and on our corporate website under “Investor Relations,” at www.peoples.com/about-us/investor-relations. The foregoing website addresses are provided as inactive textual references only. The information provided on our website (or any other website referred to in this prospectus or any applicable prospectus supplement) is not part of this prospectus or any applicable prospectus supplement and is not incorporated by reference as part of this prospectus or any applicable prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in this prospectus or in documents that have been incorporated by reference, by making future filings with the SEC, the information in this prospectus or incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any additional documents we file with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until our offering is completed (other than information and exhibits in such documents that are deemed, in accordance with the Exchange Act and SEC rules, not to have been filed under the Exchange Act, unless expressly stated otherwise):

•	Annual Report on Form 10-K for the year ended December 31, 2018;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019;

•

Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 2, 2019 (only with respect to information that was incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2018);

•	Current Reports on Form 8-K filed on April 1, 2019 (Item 2.01 and Exhibit 2.1 only), May 16, 2019, July 15, 2019 and July 17, 2019; and

•

The description of our common stock contained in our Registration Statement on Form 8-A filed on February 22, 2007 with the SEC, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, upon written or oral request to us at the following address:

People’s United Financial, Inc.

Investor Relations

850 Main Street, 15th Floor,

Bridgeport, Connecticut 06604

(203) 338-4581

You should rely only on the information contained or incorporated by reference into this prospectus and the applicable prospectus supplement. Neither we nor any underwriter or agent have authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We and any selling securityholders are offering these securities only in jurisdictions where such offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any free writing prospectus prepared by us or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by People’s United Financial, Inc. All amounts shown are estimates, except the SEC registration fee.

Amount to be paid
SEC registration fee		$60,600
Legal fees and expenses		*
Accounting fees and expenses		*
Printing fees		*
Trustee and depositary fees and expenses		*
Blue sky fees and expenses		*
Rating agency fees		*
Listing fees and expenses		*
Miscellaneous		*
Total	$	*

*

Estimated expenses are not presently known. To the extent required, any applicable prospectus supplement or one or more Current Reports on Form 8-K will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Item 15. Indemnification of Directors and Officers

Under Section 145 of the Delaware General Corporation Law (the “DGCL”), a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) actually and reasonably incurred by such person if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. These indemnification provisions of the DGCL require indemnification of a director or officer who has been successful on the merits in defense of any action, suit or proceeding against expenses (including attorney’s fees) actually and reasonably incurred by such person in connection therewith.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against the person, and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

Article IX, Section 9.01 of the certificate of incorporation (the “Certificate of Incorporation”) of People’s United Financial, Inc. (“People’s United”) provides that People’s United shall indemnify, to the fullest extent permitted by the DGCL, any person who is or was or has agreed to become a director or officer of People’s United, or is, was or has agreed to serve as a director, officer, employee or agent of another corporation or organization at the request of People’s United, who was or is made a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, other than actions or suits by or in the right of People’s United, by reason of such agreement or service, against costs, charges, expenses (including attorneys’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. This indemnification is conditioned upon the director or officer having acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of People’s United and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. People’s United may, but is not required to, indemnify employees and agents of People’s United under the same circumstances as directors and officers described in this paragraph.

Article IX, Section 9.02 of the Certificate of Incorporation provides that People’s United shall indemnify, to the fullest extent permitted by the DGCL, any person who is or was or has agreed to become a director or officer of People’s United, or is, was or has agreed to serve as a director, officer, employee or agent of another corporation or organization at the request of People’s United, who was or is made a party to, or is threatened to be made a party to, any threatened, pending or completed action or suit, by or in the right of People’s United, by reason of such agreement or service, against costs, charges and expenses (including attorneys’ fees and expenses) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit and any appeal therefrom. This indemnification is conditioned upon the director or officer having acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of People’s United. No director or officer is entitled to the indemnification described in this paragraph if the director or officer shall have been adjudged to be liable to People’s United unless a court deems that the director or officer is entitled to indemnification. People’s United may, but is not required to, indemnify employees and agents of People’s United under the same circumstances as directors and officers described in this paragraph.

Article IX, Section 9.03 of the Certificate of Incorporation provides that People’s United shall indemnify any present or former director or officer of People’s United to the extent such person has been successful, on the merits or otherwise (including, without limitation, the dismissal of an action without prejudice), in defense of any action, suit or proceeding referred to in Sections 9.01 and 9.02 of Article IX of the Certificate of Incorporation, as described above, against all costs, charges and expenses (including attorneys’ fees and expenses) actually and reasonably incurred by such person or on such person’s behalf in connection therewith.

Article IX, Section 9.04 of the Certificate of Incorporation provides that People’s United shall indemnify any person who is or was or has agreed to become a director or officer of People’s United that is made a witness to any action, suit or proceeding to which he or she is not a party by reason of such agreement or service or the fact that such person is, was or has agreed to serve as a director, officer, employee or agent of another corporation or organization at the request of People’s United against all costs, charges and expenses actually and reasonably incurred by such person or on such person’s behalf in connection therewith. People’s United may, but is not required to, indemnify employees and agents of People’s United under the same circumstances as directors and officers described in this paragraph.

Article IX, Section 9.09 of the Certificate of Incorporation empowers People’s United to enter into individual indemnification contracts with directors, officers, employees and agents which may provide indemnification rights and procedures different from those set forth in the Certificate of Incorporation.

Article IX, Section 9.11 of the Certificate of Incorporation empowers People’s United to purchase and maintain insurance to protect itself and any person who is or was a director, officer, employee or agent of People’s United or was serving or has agreed to serve as a director, officer, employee or agent of another corporation or organization at the request of People’s United, against any costs, charges or expenses, liability or loss incurred by such person in such capacity or arising out of such capacity, regardless of whether or not People’s United would have the power to indemnify those persons against such liability or loss under the law or the provisions set forth in the Certificate of Incorporation, provided that such insurance is available on acceptable terms as determined by a vote of the People’s United board of directors. People’s United has directors’ and officers’ liability insurance consistent with the provisions of the Certificate of Incorporation.

Section 102(b)(7) of the DGCL enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no provision can eliminate or limit a director’s liability:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL, which imposes liability on directors for unlawful payment of dividends or unlawful stock purchase or redemption; or

•	for any transaction from which the director derived an improper personal benefit.

Article VIII of the Certificate of Incorporation eliminates the personal liability of a director of People’s United to People’s United or its stockholders for monetary damages for breach of fiduciary duty as a director to the full extent permitted by the DGCL.

The foregoing summaries are necessarily subject to the complete text of the statute, the Certificate of Incorporation and bylaws of People’s United, as amended to date, and the arrangements referred to above and are qualified in their entirety by reference thereto.

We and/or any selling securityholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities that are the subject of this registration statement, including liabilities arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16. Exhibits

Exhibit No.	Description of Exhibit

1.1	Form of underwriting agreement for debt securities.*

1.2	Form of underwriting agreement for preferred stock.*

1.3	Form of underwriting agreement for depositary shares.*

1.4	Form of underwriting agreement for common stock.*

1.5	Form of underwriting agreement for warrants.*

1.6	Form of underwriting agreement for stock purchase contracts.*

1.7	Form of underwriting agreement for units.*

4.1	Form of indenture between People’s United Financial, Inc. and The Bank of New York Mellon for senior debt securities (incorporated by reference to Exhibit 4.1 to Form S-3 filed with the Securities and Exchange Commission on November 5, 2012).

4.2	Form of indenture between People’s United Financial, Inc. and The Bank of New York Mellon for subordinated debt securities (incorporated by reference to Exhibit 4.2 to Form S-3 filed with the Securities and Exchange Commission on November 5, 2012).

4.3	Form of senior debt security.*

4.4	Form of subordinated debt security.*

4.5	Form of preferred stock designations.*

4.6	Form of deposit agreement.*

4.7	Form of depositary receipt.*

4.8	Form of warrant agreement, including the form of warrant.*

4.9	Form of stock purchase contract agreement, including the form of security certificate.*

4.10	Form of unit agreement, including the form of unit certificate.*

5.1	Opinion of Simpson Thacher & Bartlett LLP. **

23.1	Consent of KPMG LLP.**

23.2	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).**

24	Power of Attorney (included on the signature page of this registration statement).

25.1	Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act, as amended, of The Bank of New York Mellon, as trustee for the senior debt securities.**

25.2	Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act, as amended, of The Bank of New York Mellon, as trustee for the subordinated debt securities.**

*	To be filed by amendment or as an exhibit to a current or periodic report we file.
**	Filed herewith.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of its annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“TIA”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the TIA.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgeport, State of Connecticut, on September 30, 2019.

PEOPLE’S UNITED FINANCIAL, INC.

By:	/s/ John P. Barnes
Name: John P. Barnes
Title: Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John P. Barnes and Kristy Berner, and each of them singly, as such person’s true and lawful attorneys and agents with full power granted to them and each of them to sign, for such person and in such person’s name and capacity indicated below, any and all amendments (including post-effective amendments and registration statement for any offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act) to this registration statement, and to file the same, with all exhibits thereto, and all documents relating thereto, with the Securities and Exchange Commission and generally do and perform each and every act and all things in their names in their capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission. This Power of Attorney does not revoke any power of attorney previously granted by the undersigned, or any of them.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2019.

Signature	Title

/s/ John P. Barnes John P. Barnes	Chairman, Chief Executive Officer and Director (Principal Executive Officer)

/s/ R. David Rosato R. David Rosato	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Jeffrey Hoyt Jeffrey Hoyt	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Collin P. Baron Collin P. Baron	Director

/s/ Kevin T. Bottomley Kevin T. Bottomley	Director

/s/ George P. Carter George P. Carter	Lead Director

/s/ Jane Chwick Jane Chwick	Director

/s/ William F. Cruger, Jr. William F. Cruger, Jr.	Director

/s/ John K. Dwight John K. Dwight	Director

/s/ Jerry Franklin Jerry Franklin	Director

/s/ Janet M. Hansen Janet M. Hansen	Director

/s/ Nancy McAllister Nancy McAllister	Director

/s/ Mark W. Richards Mark W. Richards	Director

/s/ Kirk W. Walters Kirk W. Walters	Senior Executive Vice President and Director